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                                                                     EXHIBIT 4.8


                  WAIVER, AGREEMENT AND SUPPLEMENTAL INDENTURE



      This Waiver, Agreement and Supplemental Indenture (this "AGREEMENT") is executed as of the 3rd day of July, 2002, by and among (i) Tri-Union Development Corporation, a Texas corporation (the "COMPANY"), (ii) each of the Guarantors under that certain Indenture (the "INDENTURE"), dated as of June 18, 2001, among the Company, Tribo Petroleum Corporation, which merged into the Company on July 27, 2001, and U.S. Bank National Association, a national banking association formerly known as Firstar Bank, National Association, as trustee (the "TRUSTEE"), (iii) the Trustee, (iv) each of The Depository Trust Company's participants as of May 15, 2002 in the Company's 12.5% Series B Senior Secured Notes due 2006 (the "NOTES") issued pursuant to the Indenture, (v) Cohanzick High Yield Partners, LP, (vi) J/Z CBO (DE), LLC, (vii) the undersigned holders of beneficial interests in the Notes (together with the parties set forth in clauses (iv) through (vi) and DTC's participants in the Notes, the "NOTEHOLDERS" and individually, a "NOTEHOLDER") and (viii) Jefferies & Company, Inc. ("JEFCO"). The Noteholder record date for this Waiver, Agreement and Supplemental Indenture is May 15, 2002.

                                    RECITALS:

      A. THE NOTES. The Company issued 130,000 units including $130,000,000 in aggregate principal amount of its 12.5% Series A Senior Secured Notes due 2006 (the "SERIES A NOTES") on June 18, 2001, and it subsequently exchanged them for an equal principal amount of Notes pursuant to the original Registration Rights Agreement (as defined in the Indenture). On June 3, 2002, the Company timely made the $20,000,000 aggregate principal payment due under the terms of the Notes but did not make any of the $8,125,000 aggregate accrued cash interest payment due on the Notes on June 3, 2002. Under the terms and provisions of the Indenture, the failure by the Company to make the interest payment due on the Notes on June 3, 2002 will constitute an Event of Default after the expiration of a 30-day grace period.

      B. THE NEW NOTES. The Company has advised the Noteholders that it has insufficient funds to make the June 3, 2002 interest payment, which will result in an Event of Default under the Indenture on July 3, 2002. As a result, the Company has requested that the Noteholders agree to permit the Company to make the June 3, 2002 accrued cash interest payment due on the Notes, plus the interest due on such interest, through the issuance of additional promissory notes (the "NEW NOTES") with terms that are identical to the terms of the Series A Notes except with respect to the issuance date, the aggregate principal amount and CUSIP number. In addition, the New Notes will not immediately be registered under the Securities Act of 1933 and shall not be freely tradable until such time as a registration statement with respect to the New Notes has been declared effective by the Securities and Exchange Commission. The New Notes will be issued under the Indenture as Series A Notes and as Tack-On Senior Secured Notes, and they will have an Accreted Value of $1,000 per Note.

      C. THE CLASS A SHARES. The Company has agreed to issue an aggregate of 76,667 additional shares of its Class A Common Stock, par value $0.01 per share (the "CLASS A SHARES"), to the Noteholders.

      D. REGISTRATION RIGHTS. The Company has agreed to provide the Noteholders with registration rights in relation to the New Notes that are substantially the same as those applicable to the Series A Notes under the Registration Rights Agreement.

      E. THE LIMITED WAIVER. The Company defaulted on its obligation to make the June 3, 2002 interest payment and, to induce the Noteholders to waive that default (and any resulting Event of Default), the Company and the Guarantors have agreed to enter into this Agreement (including the waivers and consents by the Noteholders contained herein) and deliver the New Notes, the Class A Shares and the other agreements required hereby. The Noteholders are willing to agree to such a transaction subject to the terms and conditions of this Agreement.

      F. AMENDMENTS TO INDENTURE. The Indenture will be amended and supplemented, effective as of the Effective Date, as provided in Section 7 hereof, and by their execution and delivery of this Agreement the Noteholders consent to all such amendments and supplements.

                                   AGREEMENTS:

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Indenture. All references to the Security Documents shall include the Additional Mortgage, all references to the Indenture shall include the supplements and amendments to the Indenture contained herein, and all references to the Notes in the Indenture shall include the New Notes. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

          (a) "ADDITIONAL MORTGAGE" means the additional mortgage with respect to the Company's interest in the Champion #1-H Well, Grimes County, Texas and certain oil and gas leases located in Grimes County, Texas related thereto substantially in the form of mortgages delivered in connection with the Indenture.

          (b) "EFFECTIVE DATE" means the date of this Agreement.

          (c) "PURCHASE AGREEMENT" means that certain Purchase Agreement, dated as of June 13, 2001, between the Company, Tri-Union Operating Company, Tribo Petroleum Corporation and Jefferies & Company, Inc.

          (d) "TRIGGERING EVENT" means (a) the repayment, repurchase or retirement of all of the Notes as set forth in clause (b)(i) of Article Four of the Articles of Incorporation of the Company or (b) the required delivery of a written consent if the Notes achieve a rating of B or better by Standard & Poor's Ratings Services or B2 or better by Moody's Investors Services, Inc.


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
      2. THE NEW NOTES. The Company and the Noteholders hereby agree that the Company shall make the June 3, 2002 accrued cash interest payment due on the Notes, plus the interest due on such interest, through the issuance to the Noteholders of the New Notes on the Effective Date having an aggregate principal amount equal to the amount of such interest payment ($8,125,000) and accruing interest from June 3, 2002. The New Notes shall be issued under the Indenture as Series A Notes and as Tack-On Senior Secured Notes and shall have terms that are identical to the terms of the Series A Notes except with respect to the issuance date, the aggregate principal amount and the CUSIP number. In addition, the New Notes will not immediately be registered under the Securities Act of 1933 and shall not be freely tradable until such time as a registration statement with respect to the New Notes has been declared effective by the Securities and Exchange Commission. The Company hereby agrees that, on the Effective Date, it shall execute and deliver the New Notes.

      3. THE CLASS A SHARES. The Company hereby agrees that, on the Effective Date, it shall issue to the Noteholders pro rata in accordance with their respective principal amounts of Notes held, an aggregate of 76,667 Class A Shares.

      4. REGISTRATION RIGHTS. The Company hereby agrees that, on the Effective Date, the Noteholders shall have, in relation to the New Notes, all of rights and remedies (including, without limitation, the right to receive Liquidated Damages) conferred upon the holders of the Notes in the Registration Rights Agreement in relation to the Series A Notes, it being understood, however, that references in the Registration Rights Agreement to the Issue Date shall be deemed to refer to the date that is eight months after the Effective Date.

      5. LIMITED WAIVERS. Subject to the condition that the Company and the Guarantors shall have complied with all of the terms and conditions of this Agreement, each of the Noteholders hereby waives the requirement under the Indenture and the Notes that the Company shall make the June 3, 2002 interest payment in cash and each of the Noteholders hereby waives any Default or Event of Default occurring as a result of the failure by the Company to pay the June 3, 2002 accrued interest payment in cash. Each of the Noteholders hereby waives any of the conditions required by the Indenture for the issuance of the New Notes and the Class A Shares and any limitations imposed by the Indenture on such issuances, including, without limitation, Sections 4.09(a) and 4.16 of the Indenture. Each of the Noteholders hereby agrees that the transactions described herein shall not constitute a "Change of Control" under the Indenture.

      6. (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. To induce the Noteholders to enter into this Agreement, the Company and the Guarantors hereby represent and warrant to each Noteholder that (i) the Company and each of the Guarantors is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to perform its obligations under this Agreement;
(ii) the execution, delivery and performance of this Agreement, and the issuance of the New Notes and the Class A Shares have been duly authorized by all requisite action on the part of the Company and its shareholders and each of the Guarantors and do not and will not violate the articles of incorporation, bylaws, or other governance documents or agreements of the Company or any of the Guarantors, or any other agreement to which the Company or any of the Guarantors is a party, or any law, rule or regulation, or any order of any court, governmental authority or arbitrator by which the Company or any of the Guarantors or any of their respective properties are bound; (iii) except as disclosed in the officers certificate delivered pursuant to Section 8 hereof, each representation, warranty and covenant of the Company or the Guarantors contained in the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guaranty Agreement and each of the Security Documents is true and correct on the date hereof; (iv) the Company and the Guarantors have no defenses to payment, counterclaim or rights of set-off with respect to the obligations evidenced by the Notes and the New Notes existing on the date hereof; and (v) after giving effect to the waivers and consents contained in this Agreement neither a Default nor Event of Default has occurred which is continuing.

          (b) REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS. Each of the Noteholders hereby represents and warrants to the Company that: (i) it is an institutional accredited investor; (ii) it understands and agrees that the Company is not offering the New Notes or the Class A Shares in a public offering within the meaning of the Securities Act of 1933, and that if it decides to resell, pledge or otherwise transfer the New Notes or the Class A Shares, the New Notes and the Class A Shares may be subject to the transfer restrictions which limit who may purchase the New Notes or the Class A Shares and impose notification requirements; (iii) it understands that a legend will be placed on the New Notes and the Class A Shares describing the transfer restrictions applicable to the New Notes and the Class A Shares; and (iv) it is not acquiring the New Notes or the Class A Shares with a view to any distribution of the New Notes or the Class A Shares in a transaction that would violate the Securities Act of 1933 or the securities laws of any state of the United States or any other applicable jurisdiction.

      7.  COVENANTS AND INDENTURE AMENDMENTS.

          (a) COMPLIANCE WITH THE INDENTURE, THE GUARANTY AGREEMENT, THE SECURITY DOCUMENTS, THE REGISTRATION RIGHTS AGREEMENT AND THIS AGREEMENT. Notwithstanding any provisions to the contrary contained in the Indenture, the Company and each of the Guarantors hereby covenant and agree that for the purposes of this Agreement, from and after the date hereof, they will perform, observe and comply with each covenant, agreement and term contained in this Agreement, the Indenture, the Guaranty Agreement, the Registration Rights Agreement and any of the Security Documents to the extent such entity is party thereto, as, and to the extent, modified hereby.

          (b) SUPPLEMENTS AND AMENDMENTS TO ARTICLE 4 OF INDENTURE. (i) Article 4 of the Indenture is hereby amended and supplemented, pursuant to Section 9.02 thereof, by adding new Sections 4.28, 4.29, 4.30, 4.31, 4.32 and 4.33 thereto as follows:

          "SECTION 4.28.  MINIMUM EBITDA.

                The Company will not permit EBITDA, as adjusted to exclude the non-cash effects of any Oil and Gas Hedging Contracts, as of the end of the third fiscal quarter of 2002, to be less than $4,000,000 ("BASE EBITDA") and, as of the end of each fiscal quarter thereafter, to be less than 105% of Base EBITDA compounded by an additional 5% for each succeeding fiscal quarter.

          SECTION 4.29.  DAILY PRODUCTION.

                The Company will not permit volumes of average daily production of hydrocarbons (reported for each fiscal month) from the Oil and Gas Assets of the Company and/or the Restricted Subsidiaries that are subject to the Lien of the Indenture and the Security Documents or that are required to be made subject to the Indenture and the Security Documents pursuant to Section 4.23 hereof to be less than 28.5 MMcfe/d. Such volumes of hydrocarbons will be measured after giving effect to any acquisition, sale, exchange or other disposition of Oil and Gas Assets by the Company and/or the Restricted Subsidiaries. No later than the 33rd Business Day after the end of each fiscal month the Company shall provide to the Trustee an Officers' Certificate certifying the volumes of average daily production of hydrocarbons for the immediately preceding fiscal month from such Oil and Gas Assets of the Company and/or the Restricted Subsidiaries. As used herein, the term "MMcfe/d" shall mean million cubic feet of natural gas equivalent per day, determined using the ratio of six thousand cubic feet of natural gas to one barrel of oil, condensate or natural gas liquids.

          SECTION 4.30. TITLE DEFECTS AND FAILURE TO INCLUDE OIL AND GAS ASSETS.

                (a) Notwithstanding any provision of this Indenture to the contrary, including, without limitation the provisions of Sections
          4.23 hereof, neither the Company nor the Restricted Subsidiaries shall at any time have failed to include any Oil and Gas Assets of the Company or the Restricted Subsidiaries (including, without limitation interests in a Permitted Joint Venture which shall have been acquired in exchange for a replacement of any Collateral) under the Lien of this Indenture and the Security Documents. The Company will not permit, nor will it allow the Restricted Subsidiaries to permit, any defect in title to any Oil and Gas Assets that are subject to the Lien of this Indenture and the Security Documents other than Permitted Liens. The Company shall provide to the Trustee no later than the third Business Day of each fiscal month an Officers' Certificate certifying that (i) the Company and/or a Restricted Subsidiary owns good and defensible title to the Oil and Gas Assets that are required to be subject to the Lien of this Indenture and the Security Documents free and clear of all Liens except for Permitted Liens and (ii) subject to the other provisions of this Indenture, each of such Oil and Gas Assets are, in fact, subject to the Liens of this Indenture and the Security Documents.

                (b) The Company shall subject the Company's entire interest in the Champion #1-H Well Grimes County, Texas and the Other Oil and Gas Assets related thereto to the Lien of this Indenture and the Security Documents no later than thirty days after the Effective Date, and shall use best its efforts to accomplish the foregoing as soon as possible, such efforts to include, without limitation, any and all actions necessary to obtain all assignments of title in and to said Champion #1-H Well Grimes County, Texas from AKG Oil Company, Atasca Resources Inc. and such other corrective action as may be necessary to obtain full title in and to the Company in order to subject such Champion #1-H

          Well Grimes County, Texas to the Lien of this Indenture and Security Documents including delivery of an opinion of counsel to the Company in form and substance satisfactory to counsel for Jefferies & Company, Inc.

          SECTION 4.31.  CERTAIN BUSINESS RELATIONSHIPS.

                On or before the Effective Date, the Company shall take any or all actions required to sever its business relationships with Richard Bowman, his Affiliates, and any entities owned or controlled by Richard Bowman or any of his Affiliates (the "BOWMAN RELATED PARTIES"), to the extent such severance can be accomplished in a manner that is not detrimental to the Company or its Subsidiaries. The Company or its directors, officers or employees on behalf of the Company shall not enter into any new transactions with Bowman Related Parties or make any payment in excess of $1,000 with respect to a single transaction, or in excess of $5,000 with respect to all transactions within a calendar month, to Bowman Related Parties without the approval of the Holders of at least 66-2/3% in principal amount of the then outstanding Notes. The Company shall review all amounts due from related parties and shall pursue within 60 days the collection of all outstanding receivables due from the Bowman Related Parties and the conveyance and recovery of any property or other assets that are held by Bowman Related Parties for other than fair value that should be held by the Company or a Related Subsidiary. Notwithstanding the foregoing, the Amended and Restated Lease Agreement between the Company and an affiliate of Richard Bowman shall be excluded from the restrictions contained in this Section 4.31.

          SECTION 4.32.  BOWMAN SEVERANCE.

                Richard Bowman is no longer an officer or employee of the Company. The Company shall not and shall not permit any Subsidiary to engage Richard Bowman to serve as an agent, independent contractor, employee or consultant to the Company or any Subsidiary. The Company shall use best efforts not to permit Richard Bowman to enter its offices, to the extent it can do so lawfully. The Company shall not enter into a severance agreement with or a release in favor of Richard Bowman without the approval of the Holders of at least 66-2/3% in principal amount of the then outstanding Notes.

          SECTION 4.33.  MONTHLY SUMMARY FINANCIAL REPORTS.

                The Company will provide to the Trustee within thirty days after each fiscal month, a Summary Financial Report of the Company and the Subsidiaries setting forth (a) the consolidated revenues, EBITDA, average realized price, oil and gas production on an equivalent basis and ending cash balance for such period and for the period beginning with the respective fiscal year to the end of such period and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year and (b) a description of any sales, dispositions or acquisitions of any property (other than hydrocarbons in the ordinary course of business) of or by the Company or Subsidiaries during such fiscal month including a description of the properties sold or acquired and the consideration received or paid therefor."

          (ii) Article 4 of the Indenture is hereby further amended and supplemented pursuant to Section 9.02 thereof by replacing Section 4.04(c) with the following:

                "(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five days after any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default, their status and what action the Company is taking or proposes to take with respect thereto."

          (c) SUPPLEMENTS AND AMENDMENTS TO ARTICLE 6 OF THE INDENTURE. (i)
Article 6 of the Indenture is hereby amended and supplemented pursuant to
Section 9.02 thereof by replacing Sections 6.01(f) and (g) with the following:

                "(f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness including any extension thereof (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $50,000 and provided further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid within any applicable grace period, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded so long as such rescission does not conflict with any judgment or decree;

                (g) a judgment or award for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or arbitrator against the Company or any Restricted Subsidiary";

                (ii) Article 6 of the Indenture is further amended and supplemented in accordance with the provisions of Section 9.02 thereof by adding the following clause to the end of Section 6.01(d):

                ", or the Company or any Restricted Subsidiary fails to comply, after notice from the Holders of at least 66-2/3% in principal amount of the Notes, with any of the provisions of Section 4.28, 4.29, 4.30, 4.31, 4.32 or 4.33 hereof."

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

      8. CLOSING DELIVERIES. Unless otherwise provided herein, simultaneously with the execution and delivery hereof, and as a condition to the effectiveness hereof, the Company and the Guarantors shall deliver (or deposit with), or cause the delivery to (or deposit with) the Noteholders: (a) a certificate representing the New Notes, (b) a global certificate representing the 76,667 shares of Class A Common Stock, (c) such certificates of duly authorized officers of the Company (which shall be rendered to the best of their knowledge), certificates of governmental authorities, certified copies of resolutions of the Board of Directors of the Company, and such other documents, instruments and agreements as any Noteholder or the Trustee shall require to evidence the valid existence and authority to conduct business of the Company, the due authorization, execution and delivery of this Agreement, the New Notes and the Class A Shares, the accuracy of all representations and warranties made by the Company and the Guarantors in this Agreement, and the compliance by the Company and the Guarantors with all covenants made by them in this Agreement,
(d) an opinion of counsel to the Company in form and substance reasonably satisfactory to counsel for Jefferies & Company, Inc. and (e) all reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to Jefferies & Company, Inc., in connection with the preparation, negotiation and execution of this Agreement, all related documents and the transactions contemplated hereby and thereby.

      9. TRANSACTION FEES. In addition to the fees and expenses of counsel to Jefferies & Company Inc. referred to in Section 8 of this Agreement, the Company shall promptly pay or reimburse the Noteholders for (a) all reasonable fees and expenses of the accountants engaged by the Noteholders to audit the Company's books and records, (b) all reasonable fees and expenses of the reserve engineers engaged by the Noteholders to review the Company's reserves, (c) all reasonable fees and expenses of counsel to the Noteholders or special committees of the Noteholders employed in connection with this Agreement, (d) all reasonable fees and expenses of one counsel to a special committee of the Noteholders, if any, not to exceed $100,000 and (e) all other reasonable out-of-pocket expenses incurred by the Noteholders in connection with the transactions contemplated hereby.

      10. SECURITY DOCUMENTS/COLLATERAL/GUARANTY AGREEMENT. The Company and each of the Guarantors hereby acknowledge, ratify, reaffirm and agree that the Notes, the New Notes, the Indenture, the Guaranty Agreement, each of the Security Documents and the first priority, perfected liens and security interests created thereby in favor of the Trustee and the Approved Hedge Counterparties in the Collateral, are and shall remain in full force and effect and binding on the Company and the Guarantors party thereto, and are enforceable in accordance with their respective terms and applicable law. The Company hereby grants to the Trustee (for the ratable benefit of the Noteholders) liens and security interests in the Collateral, and the Company and the Guarantors hereby acknowledge, ratify, and reaffirm all of the terms and provisions of the Notes, the New Notes, the Indenture, the Guaranty Agreement, the Registration Rights Agreement and the Security Documents to the extent each such entity is a party thereto, except as modified herein, which are incorporated by reference as of the date hereof as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein.

      11. CLASS B COMMON STOCK. (a) The Company hereby agrees that it shall use its best efforts (i) to seek approval of the shareholders of the Company of an amendment of the Articles of Incorporation of the Company to increase the authorized number of shares of Class A

Common Stock by a sufficient number of shares to permit the conversion of the Class B Common Stock into shares of Class A Common Stock and (ii) to file Articles of Amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Texas providing for such increase in the number of authorized shares of Class A Common Stock. During such time as the Company does not have a sufficient number of authorized but unissued shares of Class A Common Stock into which to convert the shares of Class B Common Stock, JEFCO hereby agrees that it shall not (i) dispose of beneficial ownership of the shares of Class B Common Stock other than to an affiliate or (ii) deliver to the Company a written consent that is not required to be delivered under clause
(b)(iii) of the Company's Articles of Incorporation with respect to the conversion of the Class B Common Stock. JEFCO hereby further agrees that if a Triggering Event shall occur and the Company does not at such time have a sufficient number of authorized but unissued shares of Class A Common Stock into which to convert the shares of Class B Common Stock, JEFCO shall transfer to the Company for $0.01 per share such number of shares of Class B Common Stock as to which there are insufficient shares of Class A Common Stock for conversion.

          (b) Each of the Noteholders hereby agrees that if JEFCO shall have transferred any of its shares of Class B Common Stock to the Company for $0.01 per share in connection with a Triggering Event as described in the last sentence of clause (a) above, then JEFCO shall have the option to acquire from such Noteholders all of the shares of Class A Common Stock issued to such Noteholders in connection with this Agreement (or such lesser number as shall equal the number of shares of Class B Common Stock transferred by JEFCO to the Company as aforesaid), upon written notice to the Noteholders and payment by JEFCO of $0.01 per share of Class A Common Stock.

      12. RELEASE AND COVENANT NOT TO SUE. THE COMPANY AND EACH OF THE GUARANTORS (IN THEIR OWN RIGHT AND ON BEHALF OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS AND ATTORNEYS) (THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE TRUSTEE AND EACH NOTEHOLDER (INCLUDING IN THEIR CAPACITY AS AGENTS, CUSTODIANS OR OTHERWISE), AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, TRUSTEES, CUSTODIANS, INDEPENDENT CONTRACTORS AND ATTORNEYS, (COLLECTIVELY, THE "RELEASED PARTIES"), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH ANY OF THE RELEASING PARTIES HAVE AGAINST ANY OF THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF

COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE THIS AGREEMENT, THE INDENTURE, THE NOTES, THE NEW NOTES, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR THE SECURITY DOCUMENTS, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE INDENTURE, THE NOTES, THE NEW NOTES, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, ANY OF THE SECURITY DOCUMENTS AND THIS AGREEMENT. THIS SECTION 12 IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR THE INDENTURE, THE NOTES, THE NEW NOTES, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS, THIS SECTION 12 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS UNDER THE NOTES, THE NEW NOTES, THIS AGREEMENT, THE INDENTURE, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT AND THE SECURITY DOCUMENTS.

      13. NO IMPLIED WAIVERS. No failure or delay on the part of the Trustee or any Noteholder in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Indenture, the Notes, the New Notes, the Guaranty Agreement, the Registration Rights Agreement or any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Indenture, the Notes, the New Notes, the Registration Rights Agreement or any of the Security Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      14. INDEMNIFICATION. IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE INDENTURE, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT AND ANY OF THE SECURITY DOCUMENTS, THE COMPANY AND THE GUARANTORS SHALL AND DO HEREBY INDEMNIFY AND HOLD THE TRUSTEE AND EACH NOTEHOLDER AND THEIR RESPECTIVE EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS, OFFICERS, AND DIRECTORS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS, ARISING OUT OF OR FROM OR RELATED TO THE INDENTURE, THE NOTES, THE NEW NOTES, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS. IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST THE TRUSTEE OR ANY NOTEHOLDER OR THEIR RESPECTIVE EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS, OFFICERS, AND DIRECTORS, THE COMPANY AND THE GUARANTORS SHALL, AT THE TRUSTEE'S OR THE NOTEHOLDER'S REQUEST, DEFEND THE SAME AT THE COMPANY'S SOLE COST AND EXPENSE. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, THE INDENTURE, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS, THIS SECTION 14 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS UNDER THE NOTES, THE NEW NOTES, THIS AGREEMENT, THE INDENTURE, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT AND ANY OF THE SECURITY DOCUMENTS.

      15. REVIEW AND CONSTRUCTION OF DOCUMENTS. The Company and each of the Guarantors hereby acknowledge, and represent and warrant to each Noteholder, that (a) the Company and the Guarantors have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement and the Exhibits with their legal counsel, (b) the Company and the Guarantors have reviewed this Agreement and the Exhibits and fully understand the effects thereof and all terms and provisions contained herein and therein, (c) the Company and the Guarantors have executed this Agreement and each of the other documents and agreements described in Section 8 hereof of their own free will and volition, and (d) this Agreement and the Exhibits shall be construed as if jointly drafted by the Company, the Guarantors and the Noteholders. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement. The supplement to the Indenture contained herein constitutes an integral part of the Indenture.

      16. ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO REGARDING THE NOTEHOLDERS' LIMITED WAIVER WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE JUNE 3, 2002 ACCRUED CASH INTEREST PAYMENT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Company, the Guarantors and the Noteholders. The Notes, the Indenture, the Guaranty Agreement and the Security Documents, in each case to the extent modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

      17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that the Company and the Guarantors may not assign any rights or obligations under this Agreement without the prior written consent of all Noteholders.

      18. ARMS-LENGTH/GOOD FAITH. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

      19. GOVERNING LAW/VENUE. The provisions contained in Section 11.14 of the Indenture are fully enforceable and operative in accordance with their terms, and are incorporated herein by reference. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and applicable laws of the United States of America.

      20. INTERPRETATION. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      21. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      22. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided, however, no party shall be bound by this Agreement until each of the parties has executed a counterpart hereof. Execution of this Agreement via facsimile shall be effective, and signatures received via facsimile shall be binding upon the parties hereto and shall be effective as originals.

      23. FURTHER ASSURANCES. The Company and the Guarantors hereby agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by the Trustee or any Noteholder as necessary or advisable to carry out the intents and purposes of this Agreement.

      24. WAIVER OF JURY TRIAL. THE COMPANY AND THE GUARANTORS HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE INDENTURE, THE NOTES, THE NEW NOTES, THE GUARANTY AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE COMPANY AND THE GUARANTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY AND THE GUARANTORS (I) CERTIFY THAT NO REPRESENTATIVE OR ATTORNEY OF ANY NOTEHOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH NOTEHOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGE THAT THE NOTEHOLDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

      25. BENEFITS OF INDENTURE. Nothing in this Waiver, Agreement and Supplemental Indenture or in the New Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders) any benefit or any legal or equitable right, remedy or claim under the Indenture.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                            [Signature Pages Follow]

                                 SIGNATURE PAGE
                                       TO
                  WAIVER, AGREEMENT AND SUPPLEMENTAL INDENTURE
                                  BY AND AMONG
                       TRI-UNION DEVELOPMENT CORPORATION,
                          THE GUARANTORS, THE TRUSTEE,
                 EACH OF THE NOTEHOLDERS PARTY THERETO AND JEFCO


                                          TRI-UNION DEVELOPMENT CORPORATION


                                          By:    /s/ Suzanne R. Ambrose
                                             -----------------------------------
                                          Name:  Suzanne R. Ambrose
                                               ---------------------------------
                                          Title: Interim Co-Chief Operating
                                                 Officer
                                                --------------------------------


                                          TRI-UNION OPERATING COMPANY,
                                               as Guarantor

                                          By:    /s/ Suzanne R. Ambrose
                                             -----------------------------------
                                          Name:  Suzanne R. Ambrose
                                               ---------------------------------
                                          Title: Interim Co-Chief Operating
                                                 Officer
                                                --------------------------------


ACKNOWLEDGED:

U.S. BANK NATIONAL ASSOCIATION,
     as Trustee under the Indenture


By:    /s/ Frank P. Leslie
   -----------------------------------
Name:  Frank P. Leslie
     ---------------------------------
Title: Vice President
      --------------------------------



                                [Signature Page]


The Confidential portion of this Exhibit 4.8 has been omitted and filed under seperate cover with the Securities and Exchange Commission.